Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Fiscal 2011 Third Quarter Results

HERNDON, VA – February 3, 2011 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its fiscal third quarter ended December 31, 2010.

Revenues totaled $230.5 million, an increase of $51.8 million or 29.0%, compared to $178.7 million in the fiscal third quarter of 2010.  Net earnings increased $5.2 million to $7.5 million or $0.89 per diluted share, as compared to $2.3 million, or $0.27 per diluted share, in the same period last year.  During the fiscal third quarter of 2010, the Company recorded a $4.0 million pre-tax goodwill impairment charge relating to its leasing reporting unit.  Excluding this impairment charge, non-GAAP net earnings totaled $4.6 million, or $0.54 per diluted share in the fiscal third quarter of 2010.

“We were pleased to see the strong demand from our customers continue during the December quarter, as we benefited from the overall strength in IT spending and achieved another strong quarter,” said Phillip G. Norton, Chairman, President and Chief Executive Officer.  “Moreover, to facilitate and accommodate business growth, we continue to add experienced staff to our key solutions areas, enabling us to better align our go-to-market and engineering delivery capabilities with the market opportunities afforded by the cloud.  By leveraging our deep virtualization experience with our multi-vendor expertise, we are providing a full range of cloud solutions, from architecture through enablement and managed services to help our customers capture the benefits of cloud computing.”

During the quarter, ePlus acquired Interchange Technologies, Inc., a Tandberg Platinum Partner with advanced expertise in visual communication and collaboration technologies. With the acquisition, ePlus gained Tandberg Platinum Partner status, adding to its current credentials as a Cisco TelePresence authorized technology provider as well as a Cisco Master Unified Communications specialized and Cisco WebEx certified collaboration solutions partner. The acquisition enables ePlus to provide customers a single source for a full spectrum of solutions and services in the teleconferencing, audio and video, unified communications, and collaboration market space to meet their diverse business communications needs.  Tandberg was acquired by Cisco in April 2010.

On January 31, 2011, ePlus announced that a jury in the United States District Court for the Eastern District of Virginia unanimously found that Lawson Software, Inc. infringed ePlus patents relating to electronic procurement systems and that all ePlus patent claims tried in court were valid.  The lawsuit, which was filed in May 2009, originally included three additional defendants.  ePlus previously reached settlements with each of those defendants.

Quarterly Results
Sales of product and services totaled $219.2 million, an increase of $56.0 million or 34.3%, as compared to $163.2 million in the fiscal third quarter of 2010. The gross margin on products and services improved to 15.4% compared to 13.4% in the same quarter last year due to an improvement in margin from hardware sales and manufacturer incentives.

Revenues generated from the combination of sales of leased equipment, lease revenues, and fee and other income totaled $11.3 million, a decrease of $4.3 million compared to $15.5 million in the fiscal third quarter of 2010, due to a decline in the gain on sales of leased assets and lower revenue from operating leases.

Selling, general, and administrative expenses, which includes professional and other fees, salaries and benefits, and general and administrative expenses, totaled $28.9 million, an increase of $3.0 million or 11.5%, as compared to $25.9 million in the fiscal third quarter of 2010. Professional and other fees increased by $0.4 million compared to the prior year, primarily due to higher legal fees relating to the Company’s patent infringement litigation. Salaries and benefit expenses increased $2.7 million compared to the prior year, due to higher commissions and bonuses on increased sales as well as slightly higher salary expenses. As of December 31, 2010, the Company had 691 employees, as compared to 653 employees as of December 31, 2009.

Interest and financing costs totaled $0.6 million, a decrease of $0.3 million compared to the fiscal third quarter of 2010, due to lower non-recourse note balances. At December 31, 2010, non-recourse notes payable totaled $34.8 million, a decrease of 40.5%, compared to $58.5 million at December 31, 2009.

As of December 31, 2010, stockholders’ equity was $207.4 million or $24.49 per share. Total cash and cash equivalents were $59.0 million.

During the three months ended December 31, 2010, ePlus repurchased 6,725 shares of its outstanding common stock at an average cost of $23.58 per share for a total purchase price of $0.2 million.

Year to Date Results
For the nine months ended December 31, 2010, revenues totaled $654.0 million, an increase of $150.1 million or 29.8%, as compared to $503.8 million for the nine months ended December 31, 2009. Total revenue included patent settlement income of $0.1 million and $3.4 million for the nine months ended December 31, 2010 and 2009, respectively. Net earnings increased $11.0 million to $20.2 million or $2.41 per diluted share, as compared to $9.2 million, or $1.08 per diluted share, for the comparable period of fiscal 2010.  Results for the nine months ended December 31, 2009 include a $4.0 million pre-tax goodwill impairment charge relating to its leasing reporting unit.  Excluding this impairment charge, non-GAAP net earnings totaled $11.5 million, or $1.35 per diluted share for the nine month period ended December 31, 2009.

Sales of product and services totaled $617.0 million, an increase of $156.1 million or 33.9%, as compared to $460.9 million in the first nine months of fiscal 2010. The gross margin on products and services was 14.7%, up from 14.0% in the comparable period last year. Revenues generated from the combination of sales of leased equipment, lease revenues, and fee and other income totaled 36.8 million, a decrease of $2.7 million or 6.9%, compared to $39.5 million in the first nine months of fiscal 2010.

Selling, general, and administrative expenses, which includes professional and other fees, salaries and benefits, and general and administrative expenses, totaled $83.6 million, an increase of $9.9 million or 13.4%, as compared to $73.7 million in the comparable period of fiscal 2010.  The change includes a 40.5% increase in professional and other fees to $10.9 million from $7.8 million, primarily due to higher legal fees relating to the Company’s patent infringement litigation.

During the nine months ended December 31, 2010, ePlus repurchased 130,253 shares of its outstanding common stock at an average cost of $17.77 per share for a total purchase price of approximately $2.3 million.

Percentage changes stated throughout this press release are calculated based upon numbers from the Company’s financial statements (stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and the Company’s Form 10-Q for the quarter ended December 31, 2010.  Copies are available via the Company’s Web site at http://www.eplus.com, the SEC’s Web site at http://www.sec.gov, or by contacting the Company.

Conference Call Information
The Company will host a conference call on Friday, February 4, 2011 at 11:00 a.m. (Eastern time).  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320.  Reference code: 40591850.  A live webcast will be available via the Company’s investor relations Web site at www.eplus.com.

A replay will be available shortly after the call and can be accessed by dialing (800) 642-1687, or for international callers, (706) 645-8291.  The passcode for the replay is 40591850.  The replay will be available until February 11, 2011.  The webcast will also remain available for replay via the Company’s investor relations page of its Web site.

Use of Non-GAAP Financial Information
In this release, ePlus discloses certain non-GAAP financial measures.  A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  ePlus uses the financial measures that are included in this news release in its internal evaluation and management of its business.  Management believes that these measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that ePlus uses and to better evaluate the Company’s ongoing business performance.  These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (GAAP), such as net earnings and earnings per share.  These non-GAAP measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the ePlus GAAP information to the non-GAAP information is provided in the table below.  We will also make available on the investor relations page of our website at www.eplus.com this press release, and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 690 associates in 20+ locations serving federal, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

ePlus inc. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	As of December 31, 2010	As of March 31, 2010
	(in thousands)
ASSETS

Cash and cash equivalents	$ 59,001	$ 85,077
Accounts receivable, net of allowance for doubtful	139,982	108,752
Notes receivable	980	1,991
Inventories	21,655	9,316
Investment in leases and leased equipment - net	123,084	153,553
Property and equipment - net	1,914	2,057
Other assets	37,215	27,312
Goodwill	18,602	17,573
TOTAL ASSETS	$ 402,433	$ 405,631

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable - equipment	$ 7,117	$ 40,894
Accounts payable - trade	19,657	17,501
Accounts payable - floor plan	71,068	57,613
Salaries and commissions payable	8,566	5,763
Accrued expenses and other liabilities	47,443	40,502
Income taxes payable	4,681	2,385
Recourse notes payable	-	102
Nonrecourse notes payable	34,782	53,577
Deferred tax liability	1,754	1,803
Total Liabilities	195,068	220,140

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	$ -	$ -
Common stock, $.01 par value; 25,000,000 shares authorized; 12,401,644 issued and 8,468,649 outstanding at December 31, 2010 and 11,917,129 issued and 8,123,508 outstanding at March 31, 2010	124	119
Additional paid-in capital	88,309	84,100
Treasury stock, at cost, 3,917,149 and 3,793,621 shares, respectively	(45,888)	(43,346)
Retained earnings	164,369	144,197
Accumulated other comprehensive income - foreign currency translation adjustment	451	421
Total Stockholders' Equity	207,365	185,491
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 402,433	$ 405,631

ePlus inc. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	Three Months Ended		Nine months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except shares and per share data)
REVENUES
Sales of product and services	$ 219,216	$ 163,178	$ 617,019	$ 460,899
Sales of leased equipment	-	-	1,101	2,276
	219,216	163,178	618,120	463,175

Lease revenues	8,659	12,957	27,352	29,916
Fee and other income	2,598	2,576	8,358	7,355
Patent settlement income	-	-	125	3,400

TOTAL REVENUES	230,473	178,711	653,955	503,846

COSTS AND EXPENSES

Cost of sales, product and services	185,512	141,234	526,294	396,165
Cost of sales, leased equipment	-	-	1,096	2,189
	185,512	141,234	527,390	398,354

Direct lease costs	2,153	2,581	6,679	8,271
Professional and other fees	3,709	3,313	10,937	7,787
Salaries and benefits	21,506	18,837	62,153	55,018
General and administrative expenses	3,704	3,797	10,502	10,927
Impairment of goodwill	-	4,029	-	4,029
Interest and financing costs	585	896	2,067	3,299
TOTAL COSTS AND EXPENSES	217,169	174,687	619,728	487,685

EARNINGS BEFORE PROVISION FOR INCOME TAXES	13,304	4,024	34,227	16,161

PROVISION FOR INCOME TAXES	5,755	1,708	14,056	6,946

NET EARNINGS	$ 7,549	$ 2,316	$ 20,171	$ 9,215

NET EARNINGS PER COMMON SHARE - BASIC	$ 0.91	$ 0.27	$ 2.47	$ 1.11
NET EARNINGS PER COMMON SHARE - DILUTED	$ 0.89	$ 0.27	$ 2.41	$ 1.08

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	8,251,715	8,388,795	8,170,866	8,289,776
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	8,451,130	8,554,247	8,383,415	8,504,966

ePlus inc. AND SUBSIDIARIES NON-GAAP RECONCILIATION (unaudited)
	Three Months Ended December 31,		Nine Months Ended December 31,
	2010 [2]	2009	2010 [2]	2009

	(amounts in thousands, except shares and per share data)

GAAP earnings before provision for income taxes as reported	$ 13,304	$ 4,024	$ 34,227	$ 16,161
Plus: Impairment of goodwill	-	4,029	-	4,029
Non-GAAP Earnings before provision for income taxes	13,304	8,053	34,227	20,190

Less: Non-GAAP Provision for income taxes [1]	5,755	3,414	14,056	8,682
Non-GAAP proforma net earnings	$ 7,549	$ 4,639	$ 20,171	$ 11,508

GAAP net earnings per common share -diluted	$ 0.89	$ 0.27	$ 2.41	$ 1.08
Non-GAAP proforma net earnings per common share-diluted	$ 0.89	$ 0.54	$ 2.41	$ 1.35

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	8,451,130	8,554,247	8,383,415	8,504,966

[1] Non-GAAP tax rate is calculated at the same tax rate as GAAP earnings
[2] Figures in the 2010 column are GAAP and provided for comparative purposes.